UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 4, 2024

Kidpik Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-41032	81-3640708
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

200 Park Avenue South, 3rd Floor New York, New York	10003
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 399-2323

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	PIK	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events.

On March 4, 2024, Kidpik Corp. (the “Company”) issued a press release announcing that its Board of Directors has approved a one-for-five reverse stock split (the “Reverse Stock Split”) of the Company’s outstanding common stock. A copy of the press release is filed herewith as Exhibit 99.1 and is incorporated by reference into this Item 8.01.

The Reverse Stock Split is expected to become effective on March 7, 2024 at 12:01 a.m. Eastern Time (the “Effective Time”), with shares to begin trading on a split-adjusted basis at market open on March 7, 2024. In connection with the Reverse Stock Split, every five shares of the Company’s common stock issued and outstanding as of the Effective Time will be automatically converted into one share of the Company’s common stock.

The reverse split will affect all issued and outstanding shares of common stock. All outstanding options and other securities entitling their holders to purchase or otherwise receive shares of common stock will be adjusted as a result of the reverse split, as required by the terms of each security. The number of shares available to be awarded under the Company’s equity incentive plan will also be appropriately adjusted. Following the reverse split, the par value of the Common Stock will remain unchanged at $0.001 par value per share. The reverse split will not change the authorized number of shares of common stock or preferred stock. No fractional shares will be issued in connection with the reverse split, and stockholders who would otherwise be entitled to receive a fractional share will instead receive one whole share of common stock in lieu of such fractional share.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press release dated March 4, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 4, 2024

Kidpik Corp.

By:	/s/ Ezra Dabah
Name:	Ezra Dabah
Title:	Chief Executive Officer